Exhibit 5.1

To the Board of Managers

of Orion Engineered Carbons S.à r.l.

15, rue Edward Steichen

L-2540 Luxembourg

Grand Duchy of Luxembourg

Luxembourg, [***] 2014

Your ref. : /

Our ref. : 57224/ #11292863

laurent.schummer@arendt.com

Tel. : (352) 40 78 78-7710

Fax : (352) 40 78 04-880

ORION ENGINEERED Carbons S.à r.l. – F1 Registration Statement

Ladies and Gentlemen,

We are acting as Luxembourg counsel for Orion Engineered Carbons S.à r.l., a société à responsabilité limitée, having its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés de Luxembourg under number B 160 558, (the “Company”) in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the offering by the Selling Shareholders (as this term is defined in the Registration Statement) of [***] common shares (the “Firm Shares”), and up to additional [***] common shares (the “Additional Shares” and, together with the Firm Shares, the “Offered Shares”) of the Company, each with no par value.

We have assumed for the purposes hereof, that, (i) the offer of the Offered Shares will be conditional upon the due and valid passing of the resolutions of the EGM 1 and the EGM 2 and (ii) the passing of the resolutions of the EGM 1 and the EGM 2 will have no retroactive effect and (iii) prior to the delivery and settlement of the Offered Shares, the resolutions of the EGM 1 and the EGM 2 will be duly and validly passed and will be in full force and effect and the conditions for the effectiveness of these resolutions will be fulfilled in accordance with applicable law.

We have reviewed, and relied on, (i) the consolidated articles of association of the Company as at [***], (ii) the draft resolutions to be adopted by the shareholders of the Company at an extraordinary general meeting (the “EGM 1”) approving inter alia the increase of the Company’s share capital and authorized share capital and the issuance of [***] new common shares, (iii) the draft resolutions to be adopted by the shareholders of the Company at an extraordinary general meeting (the “EGM 2”) approving inter alia the change of legal form of the Company from a private limited liability company (société à responsabilité limitée) to a joint stock corporation (société anonyme) under the laws of the Grand Duchy of Luxembourg, (iv) the draft consolidated articles of association of the Company reflecting the changes to be approved by the EGM 1 and the EGM 2 (the “Restated Articles of Association”), (v) the resolutions of the Board of Directors of the Company of [***], on inter alia the Registration Statement and the offering of Offered Shares of the Company as well as the underwriting agreement dated [***] 2014 in relation to the Offered Shares signed among the Selling Shareholders, the Company, Morgan Stanley & Co. LLC and Goldman, Sachs & Co. acting for themselves and as representatives of the several underwriters listed in schedule 1 thereto and such corporate records (including the draft shareholders’ register of the Company once converted into a Luxembourg société anonyme pursuant to the EGM 2) that have been disclosed to us and such certifications made to us, which we deemed necessary and appropriate as a basis for the opinions hereinafter expressed.

We express no opinion as to any laws other than the laws of the Grand Duchy of Luxembourg and this opinion is to be construed under Luxembourg law and is subject to the exclusive jurisdiction of the courts of Luxembourg.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

1. The Company is a validly existing as a société à responsabilité limitée under the laws of the Grand Duchy of Luxembourg and upon the passing of the EGM 2, will be a validly existing société anonyme under the laws of the Grand Duchy of Luxembourg.

2. Subject to the due and valid passing of the EGM 1 and the EGM 2 in accordance with applicable law, as contemplated in the Registration Statement, the Offered Shares being offered by the Selling Shareholders, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Validity of Common Shares” and “Certain Taxation Considerations” as regards the Grand Duchy of Luxembourg in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

Very truly yours,

Arendt & Medernach

By Laurent Schummer